Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post Effective Amendment dated April 26, 2016 to the Registration Statement on Form S-1 dated July 2, 2015 of our report dated April 13, 2016, of KonaRed Corporation relating to the audit of the financial statements as of December 31, 2015 and December 31, 2014 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

April 26, 2016